UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2010

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2010, Allergan, Inc. (the “Company”) adopted the Allergan, Inc. Executive Severance Pay Plan (the “Plan”), effective as of January 1, 2011, which revises the Company’s prior severance policy. The Plan entitles the Company’s Chief Executive Officer, President and each Executive Vice President (which includes our named executive officers) (each, a “Participant”), whose employment is involuntarily terminated without cause, to receive severance payments and other benefits, subject to certain limitations.

The Plan provides each Participant the right to receive a lump-sum cash severance payment on the fifty-fifth (55th) day immediately following such Participant’s involuntary termination, in an amount equal to 12 to 24 months (the “Severance Pay Period”) of the Participant’s base salary at the time of termination, based upon the Participant’s years of credited service at the Company. The Participant’s receipt of severance benefits under the Plan is subject to such Participant’s execution and non-revocation of a Severance and General Release Agreement, substantially in the form attached to the Plan as Appendix B, and further subject to certain other limitations, as detailed in the Plan. Under the Plan, the treatment of the Participant’s outstanding equity awards and bonus payment consideration, if any, are subject to and paid in accordance with the terms and conditions of the applicable grant or plan. The Participants are entitled to receive coverage under certain health care benefit plans for the duration of the Participant’s Severance Pay Period; provided that such Participant pays the required participant contributions for such coverage. The Participants are also entitled to receive outplacement counseling services for a period determined by the Company. A Participant cannot receive benefits under the Plan to the extent the Participant becomes eligible to receive severance benefits from the Company under any plan, program or arrangement other than the Plan in connection with the Participant’s termination.

The above description is qualified in its entirety by reference to the terms of the Plan attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Allergan, Inc. Executive Severance Pay Plan, effective as of January 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	December 21, 2010	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President,
Associate General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit
10.1	Allergan, Inc. Executive Severance Pay Plan, effective as of January 1, 2011